UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 1 to

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) Of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event Reported): February 27, 2006

PASW, INC.

(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	333-75137 (Commission File Number)	77-0390628 (IRS employer identification no.)
9453 Alcosta Boulevard, San Ramon, California	94583
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(925) 828-0934

 (Registrant’s former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Company was notified on February 2, 2006 by Skeehan & Company that it is was exiting the business of auditing publicly traded companies and would not stand for re-election as our independent accountant for the period ended December 31, 2005. Skeehan & Co. has been our independent accountant since February 27, 2003, and has issued an unqualified opinion on our financial statements for the years ended December 31, 2003 and 2004.

There were no disagreements with the Skeehan & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the years ended December 31, 2004 and 2005 and the subsequent interim period through the date of their declination , which, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement(s) in connection with its report.

Neither our Board of Directors nor any of its committees recommended a change in our independent accountant.

The Company selected Farber Hass Hurley & McEwen as its new in dependent accountant  effective February 27, 2006. Prior to such date, we did not consult with Farber Hass Hurley & McEwen regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by them, or (iii) any other matter that was the subject of a disagreement between us and our former independent accountant.

The Company’s Board of Directors recommended and approved the change in the Company’s certifying accountants

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Letter from Skeehan & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22 , 2006	PASW, INC. (Registrant)
/s/ William E. Sliney
William E. Sliney, President, Chief Financial Officer and Director